Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2016 (except for Note 12, as which the date is March 2, 2016), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-209002) and related Prospectus of LabStyle Innovations Corp., dated March 2, 2016.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 2, 2016	A Member of Ernst & Young Global